SOFTWARE LICENSE AGREEMENT


     This  License  Agreement  (this "Agreement") is entered-into as of the 29th
                                      ---------
day  of September, 2000 (the "Effective Date") by and between Annuncio Software,
                              --------------
Inc., a California corporation with an office at 2440 W. El Camino Real, Suite 300, Mountain View, CA 94040 ("Annuncio"), and NettTaxi.com, a Nevada
corporation  having  an  office  at  1696  Dell  Avenue,  Campbell,  CA  95008
("Licensee").

     WHEREAS, Annuncio has developed certain Internet marketing automation software known as Annuncio Live TM; and

     WHEREAS, Licensee wishes to obtain a non-exclusive license to use such software to automate its Internet and integrated marketing campaigns.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION  1.  DEFINITIONS
             -----------

As used in this Agreement, the following terms shall have the meanings set forth below:

"ANNUNCIO DOCUMENTATION" means the documentation provided by Annuncio to Licensee to be used in conjunction with the Software.

"DESIGNATED SYSTEM" means the specific computer equipment at Licensees address listed above as set forth in the applicable Exhibit.

"LICENSE FEE" means the fee for the license rights granted herein, as set forth in applicable Exhibit.

"LICENSEE MATERIALS" means the text, customer data and other material supplied by Licensee and used in conjunction with the Software.

"MARKETING TRANSACTION LIMITS" means the number of marketing transactions that may be performed using the Software pursuant to the terms of this Agreement, as specifically stated and defined in the applicable Exhibit.

"SOFTWARE" means Annuncio' s proprietary software as further described in the applicable Exhibit, in object code form, and any updates or upgrades thereto provided by Annuncio hereunder.

"SOFTWARE MEDIA" means the computer disk or CD-ROM provided to Licensee by Annuncio on which the Software is recorded.

"TERM" means the term of the license hereunder, as set forth in the applicable Exhibit.

SECTION  2.     SOFTWARE  LICENSE
                -----------------

     Section  2.1  License Grant Subject to all the terms and conditions of this
                    ------------
Agreement, Annuncio hereby grants to Licensee, during the Term, a non-exclusive, non-transferable, non-sublicensable license to use the Software along with any accompanying Annuncio Documentation solely on the Designated System, not to exceed the specified Marketing Transaction Limits, and solely for Licensee's internal use as part of Licensee's Internet marketing solution. Licensee may make a reasonable number of copies solely for backup or archival purposes.

Section  2.2. Restrictions. Licensee may not (i) copy or otherwise reproduce the
              ------------
Software other than as expressly set forth above; (ii) rent, sublicense, transfer or grant any rights in the Software or Annuncio Documentation in any form to any person, (iii) permit third parties to benefit from the use or functionality of the Software via a timesharing, service bureau or other arrangement without specific written permission from an Annuncio vice-president or higher level employee.

Section  2.3. Proprietary Rights and Notices. Annuncio grants no license, right,
              ------------------------------
or interest in any Annuncio copyright, trademark, trade name, service mark or other proprietary right. Licensee shall neither alter nor remove any copyright notice or other proprietary rights notices that may appear on the Software or on or in any Annuncio Documentation delivered to Licensee hereunder. In addition, Annuncio agrees that any reproduction of the Software or the Annuncio Documentation (or any portion thereof) authorized by Annuncio shall include such copyright and other proprietary rights notices as are currently contained thereon or as may be reasonably specified from time to time by Annuncio.

Section  2.4.  No Sale. This license is not a sale. Title, and copyrights to the
               -------
Software, Annuncio Documentation and any copy made by Licensee remain with Annuncio. Unauthorized copying of the Software or Annuncio Documentation, or failure to comply with any restrictions herein, will result in automatic termination of this Agreement and will make available to Annuncio other legal remedies.

Section  2.5.  Reservation  of  Rights.  Annuncio  hereby reserves to itself all
               -----------------------
rights  in  and  to  the



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ANNUNCIO  SOFTWARE,  INC                          CONFIDENTIAL  AND  PROPRIETARY

Software not expressly granted to Licensee herein. Licensee shall have no rights in or to the Software except as expressly granted herein

     Section  2.6.  No  Reverse  Engineering,  Licensee shall not, and shall not
                    ------------------------
permit any third party to, alter, modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble, or otherwise attempt to derive computer source code from, as applicable, the Software, except as may be expressly permitted by applicable local law. In jurisdictions where a right to reverse engineer is provided by law unless information is available about products in order to achieve interoperability, functional compatibility, or similar objectives, Licensee agrees to submit a detailed written proposal to Annuncio concerning Licensee's information needs before engaging in reverse engineering. Annuncio may, in its sole discretion, propose to Licensee terms and conditions under which Annuncio is willing to make such information available.

     Section  2.7  Proprietary  Rights of Licensee. Licensee shall retain all of
                   --------------------------------
its right, title and interest in and to all patent rights, trademarks, trade names, inventions, copyrights, know-how, trade secrets and/or any other intellectual property or proprietary rights relating to the Licensee Materials.



SECTION  3.  VERIFICATION
             ------------

     Section  3.1 Certification. Upon Annuncio's written request, Licensee shall
                  -------------
furnish Annuncio with a signed certification verifying that (i) the Software is being used pursuant to the provisions of this Agreement and (ii) listing the locations, and types of the Designated Systems on which the Software is run.


     Section  3.2.  Audit.  Annuncio may, on a quarterly basis and upon ten (10)
                    -----
days prior written notice to Licensee, audit Licensee's use of the Software. Any such audit shall be conducted during regular business hours at Licensee's facilities and shall not unreasonably interfere with Licensee's business activities.


     SECTION  4.  DELIVERY  AND  PAYMENT.
                  ----------------------

     Section  4.1 Delivery. Within ten (10) days of the Effective Date, Annuncio
                  --------
shall ship to Licensee one (1) object code version of the Software and one (1) copy of the Annuncio Documentation.

     Section  4.2  License  Fee.  In  consideration  for  the  license  granted
                   ------------
hereunder, Licensee shall pay Annuncio as set forth in the payment terms in the appropriate Exhibit. Section 4.3 Late Payments. If the License Fee is not paid
                                   -------------
when due, in addition to any other remedy otherwise available to Annuncio, Annuncio may impose interest or overdue charges and payments at the rate of one-and-one-half percent (1.5%) per month (or, if less, the maximum amount permitted by law), until Licensee is current on all payments. -

     Section  4.4  Taxes.  Licensee  shall  pay  all sales, use and excise taxes
                   -----
relating to, or under, this Agreement, unless Licensee is exempt from the payment of such taxes and provides Annuncio with evidence of such exemption, and excepting those taxes based upon Annuncio's income.


SECTION  5  SUPPORT  AND  PROFESSIONAL  SERVICES
            ------------------------------------

     Section  5.1  Software  Support  Program.  Upon  payment of the- applicable
                   --------------------------
Software Support Program Fee as set forth in the appropriate Exhibit, Annuncio will provide Software Support in accordance with the applicable Software Support Program Terms and Conditions.

     Section  5.2  Consulting  and  Training  Service. Upon request by Licensee,
                   ----------------------------------
Annuncio shall provide Licensee with consulting and training services in addition to the Software Support Program offered pursuant to Exhibit A and the Software Support Program Terms and Conditions. Any consulting or training services acquired from Annuncio shall be bid separately from the Software License and Licensee may acquire either Software Licenses or consulting services without acquiring the- other. Such consulting and training services shall be provided pursuant to a separate Consulting Services Agreement pursuant to the terms and rates contained therein.

     Section 5.3 Non-Solicitation. Licensee shall not solicit for hire any employee, consultant or subcontractor of Annuncio during the term of this Agreement and for a period of six (6) months thereafter. In the event Licensee hires any employee, consultant or subcontractor of Annuncio that it has actively solicited within the six (6) months period following such person's having performed services for Annuncio, Licensee shall promptly pay Annucio a finder's fee equivalent to fifty percent (30%) of the annual compensation package offered to such person by Licensee.

     Section  5.4  Expenses.  For  any  on  site services requested by Licensee,
                   --------
Licensee shall reimburse Annuncio for all reasonable out-of-pocket travel and business expenses incurred by Annuncio in performing any of the services set forth in this Section 5.


SECTION  6.  REPRESENTATIONS,
WARRANTIES,  AND  DISCLAIMERS
-----------------------------


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
Section  6.1.  General.  Each  party hereby represents and warrants to the other
               -------
that (i) such party has the right, power and authority to enter into this Agreement and to fully perform all its obligations hereunder; and (if) the making of this Agreement does not violate any agreement existing between such party and any third party.

     Section  6.2.  Limited  Warranty. Annuncio hereby warrants to Licensee that
                    -----------------
the Software as delivered by Annuncio to Licensee shall perform substantially in accordance with the Annuncio Documentation for a period of two hundred ten (210) days from delivery or one hundred eighty (180) days from installation, whichever date occurs first. In the event of a breach of the foregoing warranty, Annuncio's sole obligation, and Licensee's sole remedy, shall be the replacement or modification of the defective Software, at no charge to Licensee. In addition, for ninety (90) days from Licensee's receipt of Software Media, Annucio warrants that to Licensee that such Software Media shall be free from material defects.

     Section  6.3.  Year  2000.  Annuncio  warrants that the Software will:  (a)
                    ----------
include Year 2000 date conversion and compatibility capabilities including, but not limited to: century recognition; calculations which accommodate same century and multi-century formulas and date values; correct sort ordering and interface values that reflect the century; (b) manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormal function or abort within the application or result in the generation of incorrect values or invalid outputs including such dates; (c) provide that all date-related user interface functionalities and data fields include the indication of the correct century; and (d) provide that all date-related system or application to application data interface functionalities will include the indication of the correct century. In the event of a breach of the foregoing warranty, Annuncio's sole obligation, and Licensee's sole remedy, shall be the replacement or modification of the defective Software, at no charge to Licensee.

     Section  6.4.  Intellectual  Property Warranty. Annuncio hereby warrants to
                    -------------------------------
Licensee that, to the best of Annuncio's knowledge, as of the Effective Date, the Software does not infringe the copyright, trademark, trade secret, or patent [I am amenable to listing specific proprietary rights but cannot agree to the all inclusive "other ip/proprietary rights."] of any third party. Annuncio shall have no liability or responsibility under this term to the extent that the alleged infringement is based on (1) a modification of the Software by anyone other than Annuncio, or (ii) use of the Software other than in accordance with the Documentation.

     Section 6.5. Software Performance Disclaimer. ANNUNCIO MAKES NO, AND HEREBY
                  -------------------------------
EXPRESSLY DISCLAIMS ANY, WARRANTY (1) OF CONTINUOUS OR UNINTERRUPTED OPERATION OF THE ANNUNCIO PRODUCT, (2) THAT THE ANNUNCIO PRODUCT WILL RUN PROPERLY ON ALL RARDWARE OR COMBINATIONS THEREOF, OR (3) THAT THE ANNUNCIO PRODUCT WILL MEET LICENSEE'S REQUIREMENTS OR THE REQUIREMENTS OF ANY OF LICENSEE'S CUSTOMERS.

     Section 6.6. Warranty Disclaimer: EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE
                  -------------------
ANNUNCIO  PRODUCT,  THE  ANNUNCIO  DOCUMENTATION  AND  ANY  OTHER ITEMS OR GOODS
LICENSED OR DELIVERED TO LICENSEE HEREUNDER ARE LICENSED OR DELIVERED TO LICENSEE "AS IS," AND WITHOUT WARRANTY OF ANY KIND. ANNUNCIO HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES IN CONNECTION WITH THE ANNUNCIO PRODUCT AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

     Section  6.7.  Licensee Materials. Annuncio has no obligations with respect
                    ------------------
to the Licensee Materials used in connection with the Software over the Internet. Annuncio shall have no liability whatsoever with respect to any Licensee Materials transmitted with the use of the Software, and Licensee is solely responsible and bears all risk with respect to the use of the Software to transmit or store any data including but not limited to security or privacy with respect to such data.


SECTION  7.  CONFIDENTIALITY
             ---------------

     Section  7.1.  Definition.  Confidential  Information means any information
                    ----------
disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), either directly or indirectly, in writing, orally, electronically, visually, or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation or should be reasonably understood to be confidential or proprietary. Confidential
Information  includes,  without  limitation,  all  information  relating  to the


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ANNUNCIO  SOFTWARE,  INC                          CONFIDENTIAL  AND  PROPRIETARY
source code of any Annuncio Software, the operation of the Software, the Documentation, or the terms and conditions of this Agreement to be Confidential Information. Licensee's client accounts and information concerning marketing and advertising services, all site and business development plans, and specific events and features planned for or by Licensee are deemed Confidential Information. Confidential Information also includes, but is not limited to, trade secrets, computer programs, software, documentation, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, customer lists, employee information, financial information, confidential information concerning either party's business or organization, as either party has conducted it or as either party may conduct it in the future, information concerning any of either party's past, current or possible future products or methods, including information about either party's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling. leasing and/or software (including third party software).

     Section  7.2.  Definition Exclusion. Confidential Information shall exclude
                    --------------------
information that: (a) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (b) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it; (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (d) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

     Section  7.3  Non-use  and Non-disclosure. Each party agrees not to use any
                   ---------------------------
Confidential Information of the other party for any purpose except to perform its obligations or exercise its rights under this Agreement. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order to perform such party's obligations under this Agreement. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

     Section  7.4 Compelled Disclosure.  If  a  Receiving  Party is, or believes
                  --------------------
that it will be, compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt notice so that the Disclosing Party may take steps to oppose such disclosure.

SECTION  8.  INDEMNIFICATION
             ---------------

     Section  8.1.  By Annuncio. Annuncio shall, at its expense, defend and hold
                    -----------
Licensee harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Licensee arising out of or relating to any third party claim, suit or proceeding alleging that the Software infringes any third party patent, copyright trademark, or trade secret [same comment as in section 6.4] provided that Licensee promptly notifies Annuncio in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Annuncio at Annuncio's expense and with Annuncio's choice of counsel. Licensee shall cooperate with Annuncio, at Annuncio's expense, in defending or settling such claims.

     Section 8.2. Licensee Materials. Licensee shall, at its expense, defend and
                  ------------------
hold Annuncio harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Annuncio arising out of or relating to any third party claim, suit or proceeding alleging that the Licensee Materials (i) are factually inaccurate, misleading or deceptive, (ii) infringe or misappropriate any copyright, trademark, trade secret or other intellectual property right of any third party, or (iii) are libelous, defamatory, obscene or pornographic or violates other civil or criminal laws, including those regulating the use and distribution of content on the Internet and protection of personal privacy; provided that Annuncio promptly notifies



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
Licensee in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Licensee at Licensee's expense and with Licensee's choice of counsel. Annuncio shall cooperate with Licensee, at Licensee's expense, in defending or settling such claims.

SECTION  9.     TERM
                ----

     Section  9.1. Term. This Agreement shall commence on the Effective Date and
                   ----
shall continue-throughout the Term unless otherwise terminated earlier in accordance with the terms of this Section 9.

     Section  9.2.  Termination.  In  the  event  of  a  material breach of this
                    -----------
Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within thirty (30) days after written notice is given to the breaching party, specifying the breach. Upon any expiration or termination of this Agreement, all rights and licenses granted to Licensee under this Agreement shall terminate.
Except as expressly provided herein, all of Annuncio's proprietary rights and confidential information, if any, shall be promptly returned to Annuncio or destroyed by Licensee, and certification of destruction shall be made in writing to Annuncio within ten (10) days after such return or destruction.

     Section 9.3. Nonexclusive Remedies. The rights and remedies provided to the
                  ---------------------
parties in this Section 9 shall not be exclusive and are in addition to all other rights and remedies provided by this Agreement or any other relevant written agreement or available by law or in equity.

     Section  9.4.  Survival. Notwithstanding anything to the contrary contained
                    --------
in this Agreement, the Sections entitled "Definitions," "Confidentiality" "Indemnification," "Term" and "Limitation of Liability" shall survive any expiration or termination of this Agreement.


SECTION  10.  LIMIITATION  OF  LIABILITY
              --------------------------

     Section  10.1  Total  Liability.  EXCEPT FOR DAMAGES ARISING OUT OF SECTION
                    ----------------
8.1, ANNUNCIO'S TOTAL LIABILITY TO LICENSEE FOR ANY KIND OF LOSS, EXPENSE, COST, CLAIM OR DAMAGE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL BE LIMITED TO THE AMOUNTS PAID TO ANNUNCIO BY LICENSEE HEREUNDER

     Section  10.2  Exclusion  of  Damages.  EXCEPT  FOR  DAMAGES ARISING OUT OF
                    ----------------------
SECTION 8.1, IN NO EVENT SHALL ANNUNCIO BE LIABLE TO LICENSEE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT ANNUNCIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT WITH RESPECT TO OR IN CONNECTION WITH ANY VIOLATION OF ANY PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT OF ANNUNCIO, IN NO EVENT SHALL LICENSEE BE LIABLE TO ANNUNCIO FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     Section  10.3  Failure  of  Essential Purpose. The limitations specified in
                    -------------------------------
this Section 10 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.


SECTION  11.  LIMITED  TRADEMARK  LICENSE.
              ----------------------------

     Section  11.1.  Limited License. Licensee agrees that by entering into this
                     ---------------
Agreement, they grant Annuncio a limited non-transferable, non-exclusive, royalty-free, license to use Licensee's trademarks and logos on Annuncio' s website and in advertisements and sales and marketing materials for the Term of this Agreement for the limited purpose of indicating that Licensee is a customer of Annuncio. Any other use of the logo or name shall require prior written permission from Licensee.

     Section  11.2. Termination. Licensee may immediately terminate this limited
                    -----------
trademark license to use the trademarks and logos, if Licensee believes that such use disparages, dilutes, tarnishes or blurs the value of the trademarks or logos. Annuncio shall use the trademarks and logos exactly in the form provided and in conformance with any trademark usage policies that the other party may communicate from time to time. Annuncio shall place a (R) or a TM (as appropriate) with the trademarks as requested by the other party. Any rights not expressly granted by Licensee to Annuncio are reserved and all implied licenses disclaimed. Annuncio shall not exceed the scope of the licenses granted hereunder.

     Section  11.3.  Title.  Title to and ownership of Licensee's trademarks and
                     -----
logos  (including  without  limitation,  all  rights  therein  under  copyright,


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
trademark, trade secret and similar laws) shall remain with Licensee or its licensors and/or suppliers. Annuncio acknowledges that use of Licensee's trademarks and logos will not create in Annuncio, nor will Annuncio represent it has, any right, title or interest in or to the trademarks or logos other than the limited license granted above. Annuncio will not challenge the validity of or attempt to register any of Licensee's trademarks or its interest therein as a licensee, nor will it adopt any derivative or confusingly similar names, brands or marks or create any combination marks with the trademarks. Annuncio acknowledges Licensee's ownership and exclusive right to use the trademarks and agrees that all goodwill arising as a result of the use of the Marks shall inure to the benefit of Licensee.


SECTION12.  GENERAL
            -------

     Section  12.1  Merger  and Amendments. This Agreement may not in any way be
                    ----------------------
modified, changed or amended except by a written instrument duly executed by the parties hereto which states that it is an amendment to this Agreement. This Agreement, including Exhibit A and the Software Support Program Terms and Conditions, when executed, constitutes the entire, final, complete and exclusive agreement between the parties and supersedes any prior negotiations, understanding or agreements, whether oral or in writing, concerning the subject matter hereof. Moreover, any standard printed forms or other documents of either party (such as those contained on a purchase order or invoice) shall have no force or effect.

     Section 12.2. Construction. All references in this Agreement to "Articles,"
                   ------------
"Sections"  and  "Exhibits" refer to the articles, sections and exhibits to this
Agreement.  The  words  "hereof"  "herein"  and  "hereunder"  and other words of
                         ------    ------         ---------
similar import refer to this Agreement as a whole, including the exhibits and schedules hereto.

     Section  12.3  Governing Law. THIS AGREEMENT IS MADE IN ACCORDANCE WITH AND
                    -------------
SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO SUCH STATE'S CONFLICTS OF LAW PRINCIPLES. IN NO EVENT SHALL THIS AGREEMENT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

     Section  12.4  Jurisdiction.  The  state and federal courts of the State of
                    ------------
California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby irrevocably consents to such exclusive and personal jurisdiction and venue.

     Section  12.5  Assignments.  Neither party may assign this Agreement or any
                    -----------
right or obligation hereunder without the other party's prior written consent; provided however, that the parties may assign this Agreement without such consent to any successor as a result of any merger, consolidation or other corporate reorganization of such party or any sale of all or substantially all of the assets of that party. Annuncio's consent shall be required, however, if the successor substantially competes with Annuncio. In addition, for six (6) months after the Effective Date, Licensee shall have the one-time right to assign this Agreement to a successor entity that results from acquisition, merger, or combination with GoHip.com, Inc. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party.

     Section 12.6 Severability. If any provision of this Agreement is held to be
                  ------------
illegal, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall be construed and reformed and shall continue with the same effect as if such illegal, unenforceable or invalid provision was not a part thereof; provided
                                                                        --------
that, notwithstanding any other provision of this Agreement, if any limitation on the grant of any license to Licensee hereunder is found to be illegal, unenforceable, or invalid, such license shall immediately terminate.

     Section 12.7 Waiver. Any waiver (express or implied) by either party of any
                  -------
default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     Section  12.8  Notices.  All  notices  or  other communications required or
                    -------
permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given or made if hand delivered, mailed first class mail, postage prepaid, sent by prepaid telegram (or telex or other facsimile transmission) or sent by express overnight courier service to the relevant addresses below or to such other address as either party hereto may designate by like notice sent to the other party hereto. All notices shall be deemed given when received.

     Section  12.9  Headings.  The  headings  and  captions  contained  in  this
                    --------
Agreement shall not be considered to be a part hereof for purposes of interpreting or applying this Agreement, but are for convenience only.


                                        6
ANNUNCIO  SOFTWARE,  INC                          CONFIDENTIAL  AND  PROPRIETARY

     Section 12.10 Counterparts. This Agreement may be executed in counterparts,
                   ------------
each of which will be deemed an original and both of which together will constitute one instrument.

     Section  12.11.  Language.  The  parties have agreed that this Agreement be
                      ---------
written in English. (Les parties ont convenu a ce que ce Contrat soit redige en anglais.)

     Section  12.12.  Import  and  Export  Controls.  Licensee  understands  and
                      -----------------------------
acknowledges that Annuncio may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products, technology and technical data to certain countries. Any and all obligations of Annuncio to provide the Software, software, documentation or any media in which any of the foregoing is contained, as well as any training or technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the- license and delivery of technology, products and technical data abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, and Bureau of Export Administration,

     Section  12.13. Contingency. Neither party hereto shall be held responsible
                     -----------
for any delay or failure in performance- hereunder caused in whole or in part by fire, strike, flood, embargo, labor dispute, delay or failure of any subcontract, act of sabotage, riot, accident, delay of carrier or supplier, voluntary or mandatory compliance with any governmental act, regulation or request, act of God or by public enemy, or any act or omission or other cause beyond such party's control. If any such contingency shall occur, this Agreement shall be deemed extended by the length of time such contingency continues.

     Section  12.14. Independent Contractors. The parties hereto are independent
                     ------------------------
contractors and neither party is an employee, agent, partner or joint venturer of the other, Neither party shall have the right, nor shall either party attempt, to bind the other party, whether directly or indirectly, to any agreement with a third party or to incur any obligation or liability on behalf of such other party, whether directly or indirectly.

     Section  12.15  Legal  Fees. If any dispute arises between the parties with
                     -----------
respect to the matters covered under this Agreement that leads to a proceeding to resolve such dispute, including but not limited to a proceeding to enforce the payment terms herein, the prevailing party in such proceeding will be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it maybe awarded.




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first above written.



ANNUNCIO  SOFTWARE,  INC.                  NETTAXI.COM,  INC.

By: /s/ Karil Reibold                      By: /s/ Robert A. Rositano, Jr.
   -----------------------------               ---------------------------------
Name: Karil  Reibold                       Name: Robert  A.  Rositano, Jr.
      --------------------------                 -------------------------------

Title:  Vice  President  Finance           Title:   CEO
        ------------------------                 -------------------------------
        and  Operations
        ------------------------


                                        7
ANNUNCIO  SOFTWARE,  INC                          CONFIDENTIAL  AND  PROPRIETARY

                                                VOID IF NOT EXECUT ED BY 9/29/00



                                    EXHIBIT A

                                       TO

                     THE SOFTWARE LICENSE AGREEMENT BETWEEN

                  ANNUNCIO SOFTWARE, INC. AND NETTAXI.COM, INC.




This independent Exhibit A to the Software License Agreement (this "Exhibit") is entered into as of the 29th day of September, 2000 (the "Effective Date") by and
                                                         --------------
between Annuncio Software, Inc., a California corporation with an office at 2440
W.  El  Camino  Real,  Suite  300,  Mountain  View,  CA  94040 ("Annuncio"), and
                                                                 --------
Nettaxi.com, a Nevada corporation having an office at1696 Dell Avenue, Campbell, CA 95008 ("Licensee"). This Exhibit is part of the License Agreement entered
             --------
into between the parties, dated September 29, 2000 ("License Agreement"). Annuncio's Software Support Program Terms and Conditions shall be a part of this Exhibit A during the Initial Support Program Period and thereafter, provided Licensee elects to purchase the Support Program. Capitalized terms shall have the same meaning as they have in the License Agreement.


1.  TOTAL  SOFTWARE  FEES
    ---------------------
      a. SOFTWARE LICENSED:                   LICENSE FEES:
         Annuncio Live                        $ 176,000


                                              TOTAL LICENSE FEE:    $ 176,000
                                              TOTAL ADDITIONAL
           SUBTOTAL FROM SECTION 2, BELOW     ITEMS/SERVICE FEE:    $  41,600

                                              FIRST YEAR SOFTWARE
           SUBTOTAL FROM SECTION 3, BELOW     SUPPORT PROGRAM FEE:  $  39,600
                                                                    ---------
                                                 TOTAL FEE:         $ 257,200


2.     Additional  Services/Items

        Training (1)                               1 day for 6 people   $  3,600
        Consulting Services                        176 hours            $ 38,000
        (provided pursuant to the terms of a
        separately executed Consulting Services
        Agreement and Statement of Work
        Documentation for Annuncio Software                             Included
                                                   TOTAL ADDITIONAL
                                                   SERVICES/ITEMS FEES: $ 41,600


3.     SOFTWARE SUPPORT PROGRAM FEE FOR INITIAL ONE-YEAR SUPPORT PROGRAM PERIOD:
       -------------------------------------------------------------------------
       $39,600

Upon payment by Licensee of the applicable Annual Support Program Fee, and throughout the applicable Support Program Period, Annuncio shall provide Licensee with Software maintenance and support services (the "Support Program") concerning the use and operation of the Software in accordance with Annuncio's Software Support Program Terms and Conditions as attached hereto. After the Initial Support Program Period, Licensee may elect to continue the Software
Support  Program  by  paying  Annuncio  the  then-current  Support  Program Fee.

4.     PAYMENT  TERMS:
       --------------

     (a) SOFTWARE LICENSEE FEES. Licensee shall pay Annuncio $44,000 upon the Effective Date, $44,000 within sixty (60) days of the Effective Date, $44,000 within ninety (90) days of the Effective Date, and $44,000 within one hundred twenty (120) days of the Effective Date. Unless explicitly stated elsewhere in the License Agreement or attached Exhibits, all license fees are non-cancelable and non-refundable.

_____________________________________

(1) For one year from the Effective Date, training is available at $600 per person per day. Thereafter, training will be available at Annuncio's then-current rate.


                                        1
ANNUNCIO  SOFTWARE,  INC.                         CONFIDENTIAL  AND  PROPRIETARY

                                            VOID  IF  NOT  EXECUTED  BY  9/29/00


     (b) SUPPORT PROGRAM FEE: Licensee shall pay the $39,600 Support Program Fee upon completion of installation of the Software or on the date sixty (60) days after the Effective Date, whichever date occurs first.

     (c) TRAINING AND CONSULTING SERVICE FEES. Licensee shall pay Annuncio $3,600 training fee and consulting fees of $38,000) (the total of which is $41,600) which shall be invoiced upon completion of the relevant training and services pursuant to a separately executed Statement of Work, due net thirty
(30)  from  receipt  of  the  invoice.


5.  LICENSED USE: Licensee's use of the Software and the license fees associated
    ------------
therewith are based upon the following License Term, Designated System and Marketing Metrics:


   LICENSE  TERM:                                    Perpetual
   MARKETING  TRANSACTIONS:                          50  million
    (Marketing Transactions are defined as e-mails
     sent  and  web  pages  served  by  Annuncio's
     Software,  as  tracked  by  the  Software
   DESIGNATED  SYSTEM:
       Operating  System                            Any then-currently supported
                                                    operating  system
       Database                                     Any then-currently supported
                                                    database
       Number  of  Servers                          1
       Client  Machine  Access                      Unlimited



EXPANSION  OF  LICENSED USE: For one (1) year after the Effective Date, Licensee
---------------------------
shall have the right to expand their level of Licensed Use pursuant to the following terms:

     Up to 122 million Marketing Transactions per year in exchange for additional fees of: $49,000

The fees stated above are incremental to the initial License Fees, i.e. to move to 122 million Marketing Transactions per year, Licensee would pay $49,000 in additional fees. The above fees will be due seven (7) days after Licensee provides notice that they wish to exceed the then-current level of Licensed Use. If the level of Licensed Use increases, Licensee agrees to pay the then-current Software Support fee for the applicable new level of Licensed Use, which for the above increase is an additional annual Support Program Fee of $14,400 (i.e. in addition to the fees set forth in section 3 above). The Software Support Program Fee will be pro-rated based on the date of the change from one level to another.

No increase in level of use that results from an assignment to the successor entity resulting from a acquisition merger or combination with GoHip.com, Inc. will result in a penalty under this Agreement. Such increase will be available at the then-current standard license fees.


6.  CONTACT  INFORMATION                    BILLING  INFORMATION

     Name:                                    Name:
     Address:                                 Address:
     Telephone  Number:                       Telephone  Number:
     Facsimile  Number:                       Facsimile  Number:


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement authorized officers or representatives as of the date first above written.


ANNUNCIO  SOFTWARE,  INC.                  NETTAXI.COM,  INC.

By: /s/ Karil Reibold                      By: /s/ Robert A. Rositano, Jr.
   -----------------------------               ---------------------------------
Name: Karil  Reibold                       Name: Robert  A.  Rositano, Jr.
      --------------------------                 -------------------------------

Title:  Vice  President  Finance           Title:   CEO
        ------------------------                 -------------------------------
        and  Operations
        ------------------------


                                        2
ANNUNCIO  SOFTWARE,  INC                          CONFIDENTIAL  AND  PROPRIETARY

--------------------------------------------------------------------------------

                        ANNUNCIO STANDARD SUPPORT PROGRAM

                              TERMS AND CONDITIONS

Annuncio Standard Support Program Terms and Conditions ("Standard Support Program") are referenced in and incorporated into the License Agreement between Annuncio and Licensee ("Agreement"). Any capitalized terms not specifically defined in herein have the same meaning as in the Agreement.

1.     STANDARD  SUPPORT  PROGRAM:  As part of  its  Software  Support  Program,
       ---------------------------
Annuncio will provide Licensee with the following services in consideration for payment of the applicable Annual Maintenance Fee:

     a)  Software  Maintenance:  All  Patches,  Maintenance  Releases  and Major
         ---------------------
Releases for the licensed Software and supporting Documentation will be provided to Licensee.

     b)  Unlimited  Incidents:  Designated  Support  Contacts  can  make as many
         --------------------
telephone or e-mail requests as required to address Incidents under the Support Program.

     c) Telephone Support: Annuncio provides toll-free telephone support for use
        -----------------
of its Software for Licensee's Designated Support Contacts. Except for Annuncio holidays and weekends, telephone support is provided from 6 a.m. to 6 p.m. Pacific Standard Time.

     d)  Remote  Access  and  Diagnostics:  Annuncio will utilize remote dial-in
         --------------------------------
capabilities via modem to expedite the evaluation and of problems reported by Licensee. If Licensee does not grant Annuncio access to dial-in capabilities via modem, Licensee agrees to pay for any fees and expenses incurred while providing on-site services at Annuncio's then-current consulting rates.

     e)  Watch  Dog:  Licensee can utilize the Watch Dog utility to determine if
         ----------
key  components  of  Annuncio's  Software  are  operating  correctly.

     f)  Escalation  Process:  Reported  problems  will  be tracked as part of a
         -------------------
standard escalation process which provides Licensee with access to the status of the problem and, if necessary, an escalation procedure.

     g)  Account  Manager:  Licensee  will  be  assigned  an  Account  Manager.
         -----------------

2. EXCLUSIONS: Annuncio will not have an obligation to support: i) substantially
   ----------
altered, damaged or modified Software; ii) Incidents caused by Licensee's negligence, hardware malfunction, or other causes beyond Annuncio's reasonable control; iii) Software installed on a Designated System not supported by Annuncio; and iv) third party software. Annuncio also will not support any previous version of the Software for more than 6 months after the release of a subsequent Maintenance Release or Major Release.

3. PAYMENT: The fee for the initial term of the Standard Support Program will be
   --------
as set forth in the License Agreement and exhibits thereto. Thereafter, if Licensee chooses to continue receiving support under the Standard Support Program, Licensee shall pay Annuncio the then-current Annual Support Program Fee. The applicable Annual Support Program Fees will be billed on an annual basis upon renewal of the Support Program. Payment shall be due thirty (30) days from renewal. Unless Licensee has provided proof of tax-exempt status, Licensee is responsible for all taxes associated with the Support Program, except for those taxes based on Annuncio's income. Should Licensee elect not to renew the Support Program and subsequently requests to


                                        1

                          CONFIDENTIAL AND PROPRIETARY
                             ANNUNCIO SOFTWARE, INC.

reinstate the Support Program, Annuncio will reinstate the Support Program only after Licensee pays Annuncio the then-current Annual Support Program Fee plus all cumulative fees that would have been payable had Licensee not suspended the Support Program.

4.  TERM  AND  TERMINATION:  Subject to Licensee's payment of the Annual Support
    ----------------------
Program Fee, the initial support period (a "Support Program Period") shall begin upon completion of the installation of the Software or upon the date sixty (60) days after the License Effective Date, whichever date occurs first, and end one year from such date. After such Initial Support Program Period and for as long as Annuncio is offering a Support Program for the Annuncio Software, Licensee shall continue to receive the Support Program for successive twelve (12)-month periods in consideration for payment of Annuncio's then current Annual Support Program Fee for such Support Program Periods, unless the Support Program is terminated by either party. Either party may elect to discontinue the Support Program by written notification delivered to the other party at least sixty (60) days prior to the renewal date. If Licensee fails to make payment pursuant to the section entitled "Payment," or Licensee breaches the Support Program provisions and such breach has not been cured within thirty (30) days of receipt of written notice of the breach, Annuncio may suspend or cancel the Support Program. Annuncio may modify the Support Program on an annual basis to reflect current market condition upon reasonable notice.

5.  CUSTOMER  RESPONSIBILITIES:
    --------------------------

a) Customer shall assist Annuncio in the diagnosis of a reported software problem by providing information and documentation and by performing reasonable tests requested by Annuncio's Support Program personnel.

b) Licensee shall implement any Patch within sixty (60) days of its availability. Customer's failure to implement any such Patch will relieve Annuncio of its obligations to provide support for problems that would have been corrected by such implementation.

c) Licensee shall provide Designated Support Contacts who are competent and capable of maintaining and understanding the operation of the licensed Software.


6.  TARGET  RESPONSE  TIMES:
    ------------------------

Response times are targets set in a first attempt to contact you regarding your call. Response times are executed on a best effort basis. When reporting a call to Annuncio, Customer must indicate the priority of your call so Annuncio can respond accordingly.


PRIORITY     TITLE  &  EXPLANATION     RESPONSE  TIME   NOTIFICATION MECHANISM

     1    FATAL  -  Your  Annuncio     Up  to  1  hour  Contact via Annuncio
          system  is  down,  a  major                   support  phone  number
          operational  function  is
          unavailable, or a critical
          Annuncio  interface  has
          failed

     2    SEVERE  IMPACT  - Annuncio    Up to 4 hours   Contact via email to
          functionality is disabled,                    support@annuncio.com  or
                                                        --------------------
          or errors result in a lack of                 access through Annuncio
          application functionality or                  support  phone  number
          cause  intermittent  system
          failure


                                        2

                          CONFIDENTIAL AND PROPRIETARY
                             ANNUNCIO SOFTWARE, INC.

     3    DEGRADED OPERATIONS -         4-8 business    Contact via email to
          Your  Annuncio system is      hours           support@annuncio.com  or
                                                        --------------------
          experiencing  degraded                        access through Annuncio
          operations,  or  errors  are                  support  phone  number
          causing malfunction of non-
          critical  functions

     4    MINIMAL  IMPACT  -            24  hours/One   Contact  via  email  to
          Attributes and/or options to  business day    support@annuncio.com
                                                        --------------------
          or utility programs are not                   access through Annuncio
          operating as stated, or the                   support  phone  number
          problem is an enhancement
          request


7. PROBLEM ESCALATION: Annuncio's management team will work with Customer to set
   ------------------
expectations on any on-going fatal or severe incident. Annuncio will communicate with Customer on an agreed-upon basis regarding the status of outstanding calls. A support analyst will be the first level of contact and will be assigned to Customer calls. The analyst has the authority to escalate any call by necessity or by customer request. If Customer feels the issue is not moving quickly enough or has other questions or concerns, the following contacts may be used.

     CUSTOMER  SUPPORT              877-480-7676
     TOLL  FREE  NUMBER

     ROSANNE  SAX                   PHONE:  (650)  314-6089

     DIRECTOR,  CUSTOMER            EMAIL:
     SUPPORT                        ROSANNE@ANNUNCIO.COM
                                    --------------------
                                    CELL:  650-280-7007

     YOUR  LOCAL  SALES  OR
     PSG  REPRESENTATIVE            (650)  314-6000


8.  DEFINITIONS:
    -----------

A. Designated Support Contacts means the person(s), to a maximum of four individuals, who may contact Annuncio under the Support Program. Two of the Support Contacts shall be designated by Licensee as marketing support contacts, one of whom will be the primary marketing contact and one of whom will be the back-up marketing contact. Likewise, two of the Support Contacts shall be designated by Licensee as technical support contacts, one of whom will be the primary technical contact and one of whom will be the back-up technical contact. A back-up support contact will access Support Services under this Agreement only if the primary marketing or technical support contact, as applicable, is unavailable. Licensee shall not designate anyone a Support Contact, either Marketing or Technical, unless that individual has attended the applicable training course(s) for the Annuncio Software.


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                          CONFIDENTIAL AND PROPRIETARY
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
B. Incident means a Software malfunction that degrades or affects Licensee's use of the Software.

C. Maintenance Releases means a release of Software containing an accumulation of Patches and possibly limited new functionality.

D. Major Release means a one copy of the new release of the Software containing new functionality that is not designated by Annuncio as new products or as functionality for which Annuncio charges separately.

B. Patch means the repair or replacement of source, object or executable software code to address an Incident.


                                        4

                          CONFIDENTIAL AND PROPRIETARY
                            ANNLINCIO SOFTWARE, INC.